                                                                     Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------X
IN RE                          :
                               :
WHX CORPORATION                :   CHAPTER 11 CASE NO.
                               :   05-11444(ALG)
                               :
            DEBTOR.            :
-------------------------------X

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                 FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION
                               OF WHX CORPORATION
--------------------------------------------------------------------------------

                                             JONES DAY
                                             222 East 41st Street
                                             New York, New York  10017
                                             (212) 326-3939
                                             Richard H. Engman, Esq. (RE - 7861)
                                             Veerle Roovers, Esq. (VR - 5777)
                                             Counsel to WHX Corporation

Dated: June 8, 2005

   Section 1.3   Application of Definitions and Rules of Construction

   Section 2.1   No Classification of Administrative Claims and

   Section 3.2   Conditions Precedent to the Occurrence of the

   Section 4.9   Employment, Retirement and Other Related Agreements

ARTICLE V     PROVISIONS GOVERNING DISTRIBUTIONS AND FOR

   Section 5.7   Expenses Incurred On or After the Effective Date and

                                      -i-

                                      -ii-

     WHX Corporation, a Delaware corporation ("WHX"), as debtor and debtor-in-possession (the "DEBTOR") proposes the following plan of reorganization pursuant to Section 1121(a) of the Bankruptcy Code:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINITIONS.

     The capitalized terms used herein shall have the respective meanings set forth below:

     (1) "Administrative Claim" means a Claim against the Debtor or its Estate arising on or after the Petition Date and prior to the Effective Date for a cost or expense of administration in the Chapter 11 Case, that is entitled to priority or superpriority under Sections 503(b), 507(a)(1), or 507(b) of the Bankruptcy Code including, without limitation, the Indenture Trustee
     Fees.

     (2) "Affiliate" means each direct and indirect subsidiary of WHX.

     (3) "Allowed," when used

          (a) with respect to any Claim other than an Administrative Claim means any Claim that is not a Disallowed Claim and (i) to the extent it is not a Contested Claim as of the Effective Date; (ii) to the extent it may be set forth pursuant to any stipulation or agreement that has been approved by Final Order; (iii) to the extent it is a Contested
          Claim as of the Effective Date, proof of which was filed timely with the Bankruptcy Court, and (A) as to which no objection was filed by the Objection Deadline, or (B) as to which an objection was filed by the Objection Deadline, to the extent allowed by a Final Order; or
          (iv) which otherwise becomes an Allowed Claim as provided herein;

          (b) with respect to an Administrative Claim, means an Administrative
          Claim that has become "Allowed" pursuant to the procedures set forth herein; and

          (c) with respect to an Equity Interest means an Equity Interest registered in the stock register maintained by or on behalf of the
          Debtor as of the Voting Record Date and as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy
          Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Equity Interest has been allowed in whole or in part by a Final Order.

     (4) "Approval Order" means the order, entered by the Bankruptcy Court on
     June 8, 2005, approving the Disclosure Statement and, among other things, authorizing the Debtor to solicit acceptances of the Plan.

     (5) "Asset" means all of the Debtor's property, rights, and interests that are property of the Debtor's Estate pursuant to Section 541 of the
     Bankruptcy Code.

     (6) "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code and as applicable to the
     Chapter 11 Case.

     (7) "Bankruptcy Court" means the United States District Court for the
     Southern District of New York having jurisdiction over the Chapter 11 Case and, to the extent any reference is made pursuant to Section 157 of title
     28 of the United States Code, the Bankruptcy Court unit of such District
     Court, or any court having competent jurisdiction to hear appeals or certiorari petitions therefrom, or any successor thereto that may be established by an act of Congress or otherwise, and that has competent jurisdiction over the Chapter 11 Case.

     (8) "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to Section 2075 of title 28 of the United States Code and as applicable to the Chapter 11
     Case.

     (9) "Business Day" means any day except Saturday, Sunday, or a "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

     (10) "Cash" means legal tender of the United States of America.

     (11) "Causes of Action" means all rights, claims, causes of action, defenses, debts, demands, damages, obligations, and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto, including, without limitation, causes of action arising under chapter 5 of the Bankruptcy Code or similar state statutes.

     (12) "Chapter 11 Case" means the Debtor's voluntary case under chapter 11 of the Bankruptcy Code.

     (13) "Charging Lien" means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustee is entitled, pursuant to the Senior Notes Indenture, against distributions to be made to holders of Senior Notes Claims for payment of any Indenture Trustee Fees.

     (14) "Claim" has the meaning ascribed to such term at section 101(5) of the
     Bankruptcy Code.

     (15) "Collateral" means any Asset subject to a Lien.

     (16) "Committees" means the Preferred Committee and the Creditors
     Committee.

     (17) "Common Equity Interest" means any share or other instrument evidencing a common stock ownership interest in the Debtor, whether or not transferable or denominated "stock" or similar security, and any options, warrants, convertible security, or other rights to acquire such shares or other instruments, or any legal, equitable, or contractual Claim arising therefrom, including but not limited to Claims arising from the purchase or sale of any such security or instrument, the rescission of a purchase or sale of any such security or instrument, or for reimbursement or contribution on account of such a Claim.

     (18) "Confirmation Date" means the date on which the Clerk of the
     Bankruptcy Court enters the Confirmation Order on the docket with respect to the Chapter 11 Case and all other conditions to confirmation of the Plan set forth herein have been satisfied or waived.

     (19) "Confirmation Hearing" means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the
     Plan.

     (20) "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan in form and substance acceptable to the Debtor.

     (21) "Contested Claim," means a Claim (a) that is not listed in the
     Schedules; or (b) that is listed in the Schedules, but was scheduled as (i)
     disputed, contingent, or unliquidated (whether in whole or in part); or
     (ii) undisputed, liquidated, and not contingent if a proof of claim has been filed with the Bankruptcy Court (but only to the extent the proof of claim is of a different nature than (i.e., secured, unsecured, priority, administrative, etc.), or exceeds the amount of, the Claim listed in the
     Schedules); PROVIDED, that a Claim that is Allowed by Final Order or pursuant to the Plan shall not be a Contested Claim.

     (22) "Creditors Committee" means the official committee of unsecured creditors appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

     (23) "Debtor" has the meaning set forth in the introductory paragraph of the Plan.

     (24) "Disallowed," when used with respect to a Claim or an Equity Interest, means a Claim or Equity Interest that has been disallowed by a Final Order.

     (25) "Disbursing Agent" means New WHX or another entity appointed by New
     WHX to act as Disbursing Agent hereunder.

     (26) "Disclosure Statement" means the disclosure statement with respect to the Plan, together with all exhibits and annexes thereto and any amendments or modifications thereof, as approved by the Bankruptcy Court as containing adequate information in accordance with Section 1125 of the Bankruptcy
     Code.

     (27) "Distribution Date" means, with respect to a particular Claim, the later of the Effective Date or the date on which such Claim becomes an
     Allowed Claim.

     (28) "Effective Date" means the date upon which the transactions contemplated herein are consummated, which shall be a Business Day selected by the Debtor after the first Business Day (a) which is ten (10) days after the Confirmation Date, (b) on which the Confirmation Order is not stayed, and (ii) on which all conditions to the entry of the Confirmation Order and the occurrence of the Effective Date have been satisfied or waived as provided herein.

     (29) "Entity" has the meaning ascribed to such term at section 101(15) of the Bankruptcy Code.

     (30) "Equity Interest" means any share or other instrument evidencing an ownership interest in the Debtor, whether or not transferable or denominated "stock," or similar security, and any options, warrants, convertible security, or other rights to acquire such shares or other instruments.

     (31) "ERISA" means the Employee Retirement Income Security Act of 1974, as
     amended, 29 U.S.C. ss.ss. 1301-1461.

     (32) "Estate" means the estate of the Debtor created pursuant to Section
     541 of the Bankruptcy Code.

     (33) "Estate Causes of Action" means all Causes of Action of the Estate against any Entity.

     (34) "Fee Application" means an application or other request for compensation or reimbursement of expenses incurred in connection with the
     Chapter 11 Case of a Professional Person under Sections 328, 330, or 503 of the Bankruptcy Code.

     (35) "Fee Claim" means a Claim under Sections 328, 330, or 503 of the
     Bankruptcy Code for compensation and reimbursement of expenses incurred in connection with the Chapter 11 Case.

     (36) "Final Order" means (a) an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for CERTIORARI, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for CERTIORARI, or other proceedings for reargument or rehearing shall then be pending or, (b) in the event that an appeal, petition for CERTIORARI, or motion for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or CERTIORARI has been denied, and the time to take any further appeal, petition for CERTIORARI or other proceedings for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be
     filed with respect to such order.

     (37) "Indemnitee" means an individual serving on and after the Petition
     Date as an employee, officer or director of the Debtor.

     (38) "Indenture Trustee" means Bank One, N.A., as trustee pursuant to the
     Senior Notes Indenture.

     (39) "Indenture Trustee Fees" means the reasonable compensation, fees, expenses, disbursements, advances and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses, and disbursements, incurred by the Indenture Trustee, whether prior to or after the Petition
     Date and whether prior to or after the consummation of the Plan and the occurrence of the Effective Date.

     (40) "Lien" has the meaning ascribed to such term at section 101(37) of the
     Bankruptcy Code.

     (41) "New Bylaws" means the Bylaws of New WHX substantially in the form filed as a Plan Document.

     (42) "New Charter" means the Certificate of Incorporation for New WHX substantially in the form filed as a Plan Document.

     (43) "New WHX" means reorganized WHX upon the occurrence of the Effective
     Date.

     (44) "New WHX Common Stock" means 10,000,000 shares of fully paid and non-assessable common stock of New WHX, par value $0.001 per share, to be issued under and pursuant to the Plan.

     (45) "Objection Deadline" means the deadline for filing objections to
     Claims as set forth in Section 5.11 of the Plan.

     (46) "Other Unsecured Claim" means any Unsecured Claim that is not a Senior
     Notes Claim.

     (47) "Unsecured Claim" means any Claim that is not an Administrative Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a Secured Claim, or a
     Subordinated Claim.

     (48) "PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned
     United States government corporation and an agency of the United States that administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

     (49) "Person" has the meaning ascribed to such term at section 101(41) of the Bankruptcy Code.

     (50) "Petition Date" means March 7, 2005, the date on which the Chapter 11
     Case was commenced.

     (51) "Plan" means this chapter 11 plan, the Plan Schedules, the Plan
     Documents, and all supplements, appendices, and schedules thereto, either in their present form or as any of them may be amended, restated, or modified from time to time, as permitted herein.

     (52) "Plan Documents" means the documents that aid in effectuating the Plan specifically identified herein, including but not limited to, the New
     Charter, the New Bylaws, the Warrant specimen, and the Plan Schedules, each in the form filed with the Bankruptcy Court pursuant to Section 4.10 of the
     Plan.

     (53) "Plan Schedules" means the schedules to the Plan in the form filed as a Plan Document.

     (54) "Preferred Committee" means the official committee of preferred shareholders appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

     (55) "Preferred Equity Interest" means any Series A Interest or Series B
     Interest.

     (56) "Priority Non-Tax Claim" means any Claim accorded priority in right of payment under Section 507(a)(3), (4), (5), (6), or (7) of the Bankruptcy
     Code.

     (57) "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

     (58) "Professional Person" means a Person retained or to be compensated pursuant to Sections 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code.

     (59) "Proponent" means the Debtor.

     (60) "Pro Rata Share" means the ratio (expressed as a percentage) that the amount or number (as applicable) of an Allowed Claim or Allowed Equity
     Interest bears to the aggregate amount or number (as applicable) of all similarly classified Claims or Equity Interests (including those that are
     Contested, but not including those that are Disallowed).

     (61) "Schedules" means the Debtor's schedules of assets and liabilities and the statements of financial affairs on file with the Bankruptcy Court pursuant to Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as
     such schedules and statements have been or may be supplemented or amended from time to time.

     (62) "Secured Claim" means (a) a Claim secured by a Lien on any Asset, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law, but only to the extent of the value of the Collateral that secures payment of the Claim; (b) a Claim that is subject to a valid right of setoff under Section 553 of the Bankruptcy Code; and (c) a Claim
     Allowed under the Plan as a Secured Claim.

     (63) "Senior Note" means any note issued by WHX pursuant to the Senior
     Notes Indenture.

     (64) "Senior Notes Claim" means any Claim that arises under or in connection with a Senior Note or the Senior Notes Indenture.

     (65) "Senior Notes Indenture" means (a) that certain indenture pertaining to those certain 10 1/2 % senior notes due 2005, issued in the aggregate principal amount of $350,000,000, dated as of April 7, 1998, and (b) that certain first supplemental indenture dated as of October 6, 2000 to indenture dated April 7, 1998 (each as subsequently amended, restated, modified or otherwise supplemented), between WHX, as issuer and the
     Indenture Trustee.

     (66) "Series A Interest" means any share or other instrument evidencing a
     Series A preferred stock ownership interest in the Debtor, whether or not transferable or denominated "stock" or similar security, and any options, warrants, convertible security, or other rights to acquire such shares or other instruments, or any legal, equitable, or contractual Claim arising therefrom, including but not limited to Claims arising from the purchase or sale of any such security or instrument, the rescission of a purchase or sale of any such security or instrument, or for reimbursement or contribution on account of such a Claim.

     (67) "Series B Interest" means any share or other instrument evidencing a
     Series B preferred stock ownership interest in the Debtor, whether or not transferable or denominated "stock" or similar security, and any options, warrants, convertible security, or other rights to acquire such shares or other instruments, or any legal, equitable, or contractual Claim arising therefrom, including but not limited to Claims arising from the purchase or sale of any such security or instrument, the rescission of a purchase or sale of any such security or instrument, or for reimbursement or contribution on account of such a Claim.

     (68) "Warrants" means the warrants to be issued under and pursuant to the
     Plan for the purchase of 752,688 shares of New WHX Common Stock (I.E., 7%
     of the fully liquidated New WHX Common Stock on the Effective Date), exercisable at $11.20 per share, expiring two years, six months, and thirty days after the Effective Date, and containing such other terms and conditions as described in the specimen filed as Plan Document.

     (69) "WHX" has the meaning set forth in the introductory paragraph of the
     Plan.

     (70) "WHX Entities" means the Debtor and the Affiliates.

     (71) "WHX Pension Plan" means the defined benefit pension plan maintained and sponsored by the Debtor.

SECTION 1.2    INTERPRETATION.

     Unless otherwise specified, all Section, article, and exhibit references in the Plan are to the respective Section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender. In the event of an inconsistency between the
Plan and any other document or agreement, the terms and provisions of the Plan shall govern and control. However, to the extent any term or provision of the
Plan is determined by the Bankruptcy Court to be ambiguous, the Disclosure
Statement may be referred to for purposes of interpreting such ambiguous term or provision.

SECTION 1.3    APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION CONTAINED IN
               THE BANKRUPTCY CODE.

     A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code and interpretive case law.
The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

SECTION 1.4    OTHER TERMS.

     The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular Section,
Subsection, or clause contained in the Plan.

SECTION 1.5    PLAN SCHEDULES AND PLAN DOCUMENTS.

     All Plan  Schedules and Plan  Documents are  incorporated  into the Plan by this reference and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

SECTION 2.1    NO  CLASSIFICATION  OF  ADMINISTRATIVE  CLAIMS AND  PRIORITY  TAX
               CLAIMS.

     As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative
Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving distributions under the Plan. All such Claims shall be treated separately as unclassified Claims on the terms set forth herein.

SECTION 2.2    TREATMENT OF ADMINISTRATIVE CLAIMS.

               (a) TIME FOR FILING ADMINISTRATIVE CLAIMS. Except with respect to
               (i) a Fee Claim, (ii) a liability incurred and paid in the ordinary course of business by the Debtor, or (iii) an
               Administrative Claim that has been allowed on or before the
               Effective Date, the holder of an Administrative Claim must file with the Bankruptcy Court and serve notice of such Administrative
               Claim upon counsel to the Debtor within fifteen (15) days after the Confirmation Date. Such notice must include at a minimum (A)
               the name of the holder of the Administrative Claim, (B) the amount of the Administrative Claim, and (C) the basis of the
               Administrative Claim. Failure to file this notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

               (b) TIME FOR FILING FEE CLAIMS. Each Professional Person or other entity that holds or asserts an Administrative Claim that is a
               Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty-five (45) days after the Effective Date. The failure to file timely the Fee
               Application shall result in the Fee Claim being forever barred and discharged.

               (c) ALLOWANCE OF ADMINISTRATIVE CLAIMS. An Administrative Claim
               with respect to which notice has been properly filed pursuant to
               Section 2.2(a) herein shall become an Allowed Administrative
               Claim if no objection is filed within forty-five (45) days after the Confirmation Date specified in Section 2.2(a) herein, or such later date as may be approved by the Bankruptcy Court on motion of the Debtor. If an objection is filed within such period, the
               Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order or as agreed to by the
               Debtor. An Administrative Claim that is a Fee Claim, and with respect to which a Fee Application has been properly filed pursuant to Section 2.2(b) herein, shall become an Allowed
               Administrative Claim only to the extent allowed by Final Order.
               An Administrative Claim as to which no notice need be filed as set forth in Section 2.2(a)(ii) or (iii) shall be an Allowed
               Administrative Claim on the Effective Date.

               (d) PAYMENT OF ALLOWED ADMINISTRATIVE CLAIMS. Each holder of an
               Allowed Administrative Claim shall receive (i) an amount equal to such holder's Allowed Claim in one Cash payment on the
               Distribution Date, or (ii) such other treatment as may be agreed upon in writing by such holder and the Debtor; PROVIDED, HOWEVER, that an Administrative Claim representing a liability incurred in the ordinary course of business of the Debtor may be paid at the
               Debtor's election in the ordinary course of business by such
               Debtor. All Allowed Administrative Claims shall be paid by, and shall be the sole responsibility of, the Debtor.

               (e) PAYMENT OF INDENTURE TRUSTEE FEES. All Allowed Indenture
               Trustee Fees shall be paid in Cash on the Effective Date by the
               Debtor as Administrative Expense Claims, without need for
               application to, or approval of, any court. Each Indenture
               Trustee's Charging Lien will be discharged solely upon payment in full of the Indenture Trustee Fees. Nothing herein shall be deemed to impair, waive or discharge the Charging Lien for any fees and expenses not paid by the Debtor. To the extent that the
               Indenture Trustee provides services related to distributions pursuant to the Plan, the Indenture Trustee will receive from the

               Debtor, without further court approval, compensation for such services and reimbursement of expenses, including but not limited to, attorneys fees and expenses, incurred in connection with such services. These payments will be made within 30 days of the
               Indenture Trustee's submission of its invoice to the Debtor, upon completion of such services related to distributions.

SECTION 2.3    TREATMENT OF PRIORITY TAX CLAIMS.

     Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such holder's Allowed Priority Tax Claim, (i) the amount of such holder's Allowed Priority Tax Claim, with simple interest per annum at the rate publicly quoted on the Confirmation Date by THE WALL STREET JOURNAL as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks"
or such other rate as the Bankruptcy Court may determine at the Confirmation
Hearing is appropriate, in equal annual Cash payments, beginning on the
Distribution Date and continuing on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such Claim (PROVIDED that, New WHX may prepay the balance of any such Allowed Priority Tax Claim at any time without penalty); (ii) a lesser amount in one Cash payment as may be agreed upon in writing by such holder and the Debtor, or (iii) such other treatment as may be agreed upon in writing by such holder and the Debtor. The
Confirmation Order shall constitute and provide for an injunction by the
Bankruptcy Court as of the Effective Date against any holder of a Priority Tax
Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of the Debtor or New WHX that otherwise would be liable to such holder for payment of a Priority Tax Claim so long as New WHX is not in default of its obligations with respect to such Claim under this Section.

SECTION 2.4    CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.

               (a) The following table designates the classes of Claims against and Equity Interests in the Debtor and specifies which of those classes are (i) impaired or unimpaired by the Plan and (ii)
               entitled to vote to accept or reject the Plan in accordance with
               Section 1126 of the Bankruptcy Code.

Class         Designation                Impairment        Entitled to Vote

  1     Priority Non-Tax Claims          Unimpaired      No (deemed to accept)
  2     Secured Claims                   Unimpaired      No (deemed to accept)
  3     Senior Notes Claims               Impaired                Yes
  4     Other Unsecured Claims            Impaired                Yes
  5     Series A Interests                Impaired                Yes
  6     Series B Interests                Impaired                Yes
  7     Common Equity Interests           Impaired       No (deemed to reject)

               (b) For purposes of organization, voting, distributions, and all confirmation matters, except as otherwise provided herein, all
               Claims and Equity Interests shall be treated as follows:

     (i)            CLASS 1: PRIORITY NON-TAX CLAIMS. Each holder of an Allowed
     Priority Non-Tax Claim shall be unimpaired under the Plan and, pursuant to
     Section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights of each holder of an Allowed Priority Non-Tax Claim in respect of such Claim shall be fully reinstated and retained as though the
     Chapter 11 Case had not been filed. Holders of Allowed Class 1 Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan.

     (ii)           CLASS 2: SECURED CLAIMS. Except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment, each holder of an Allowed Secured Claim shall receive, on the Distribution Date, in full satisfaction of such Allowed Secured Claim, at the sole option of New WHX, either (A) Cash in an amount equal to one hundred percent (100%) of the amount of such Allowed Secured Claim, (B) the proceeds of the sale or disposition of the Collateral securing such Allowed Secured Claim to the extent of the value of the holder's secured interest in such Collateral,
     (C) the Collateral securing such Allowed Secured Claim, or (D) such other distribution as necessary to satisfy the requirements of Section 1124 of the Bankruptcy Code. In the event New WHX treats a Claim under clause (A)
     or (B) of this Subsection, the Liens securing such Secured Claim shall be deemed released. Class 2 Claims are unimpaired by the Plan and holders of
     Allowed Class 2 Claims shall not be entitled to vote on the Plan, and instead, shall be deemed to have accepted the Plan.

     (iii)          CLASS 3: SENIOR NOTES CLAIMS. On the Distribution Date, in
     full and complete satisfaction of all Senior Notes Claims, each holder of an Allowed Senior Note Claim shall receive such holder's Pro Rata Share of
     9,200,000 shares of New WHX Common Stock. Class 3 Claims are impaired by the Plan and holders of Allowed Class 3 Claims shall be entitled to vote to accept or reject the Plan.

     (iv)           CLASS 4: OTHER UNSECURED CLAIMS. On the Distribution Date,
     in full and complete satisfaction of all Other Unsecured Claims, each holder of an Allowed Other Unsecured Claim shall receive Cash in the amount of its Allowed Other Unsecured Claim. Class 4 Claims are impaired by the
     Plan and holders of Allowed Class 4 Claims shall be entitled to vote to accept or reject the Plan.

     (v)            CLASS 5: SERIES A INTERESTS. On the Effective Date, each and every Series A Interest shall be cancelled and discharged. On the
     Distribution Date, in full and complete satisfaction of all Series A
     Interests, each holder of an Allowed Series A Interest shall receive such holder's Pro Rata Share of (a) 366,322 shares of New WHX Common Stock and
     (b) 344,658 Warrants. Class 5 Preferred Equity Interests are impaired by the Plan and holders of Allowed Class 5 Preferred Equity Interests shall be entitled to vote to accept or reject the Plan.

     (vi)           CLASS 6: SERIES B INTERESTS. On the Effective Date, each and every Series B Interest shall be cancelled and discharged. On the
     Distribution Date, in full and complete satisfaction of all Series B
     Interests, each holder of an Allowed Series B Interest shall receive such holder's Pro Rata Share of (a) 433,678 shares of New WHX Common Stock and
     (b) 408,030 Warrants. Class 6 Preferred Equity Interests are impaired by the Plan and holders of Allowed Class 6 Preferred Equity Interests shall be entitled to vote to accept or reject the Plan.

     (vii)          CLASS 7: COMMON EQUITY INTERESTS. On the Effective Date,
     each and every Common Equity Interest in WHX shall be cancelled and discharged and the holders thereof shall receive no distribution under the
     Plan on account of such Class 7 Common Equity Interests [or such DE MINIMIS distribution as may facilitate the closing of broker dealer positions].
     Class 7 Common Equity Interests are impaired by the Plan, however, holders of Class 7 Common Equity Interests shall not be entitled to vote on the
     Plan and, instead, shall be deemed to have rejected the Plan.

SECTION 2.5    CLASSIFICATION RULES.

     A Claim is in a particular class only to the extent that the Claim qualifies within the description of Claims of that class, and such Claim is in a different class to the extent that the remainder of the Claim qualifies within the description of a different class. Pursuant to Section 1123(a)(4) of the
Bankruptcy Code, all Allowed Claims of a particular class shall receive the same treatment unless the holder of a particular Allowed Claim agrees to a less favorable treatment for such Allowed Claim, and all Allowed Equity Interests of a particular class shall receive the same treatment unless the holder of a particular Allowed Equity Interest agrees to a less favorable treatment for such
Allowed Equity Interest. The Plan shall give effect to subordination agreements which are enforceable under applicable nonbankruptcy law, pursuant to Section
510(a) of the Bankruptcy Code, except to the extent the beneficiary or beneficiaries thereof agree to less favorable treatment. This Plan shall also give effect to the subordination rules of Sections 510(b) and (c) of the
Bankruptcy Code.

SECTION 2.6    IMPAIRMENT CONTROVERSIES.

     If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or class of Equity Interests, is impaired under the Plan, the
Bankruptcy Court shall, after notice and a hearing, determine such controversy.

SECTION 2.7    CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES.

     Class 7 is a Class of Equity Interests that is deemed to have rejected the
Plan. Notwithstanding such rejection (or the rejection by one or more other impaired classes under the Plan), the Debtor intends to seek confirmation of the
Plan in accordance with Section 1129(b) of the Bankruptcy Code.

SECTION 2.8    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

               (a) ASSUMPTIONS IF NOT REJECTED. The Plan constitutes a motion pursuant to Section 365(a) of the Bankruptcy Code by WHX to assume and assign to New WHX, each and every executory contract and unexpired lease of the Debtor that has not been rejected or that is not being rejected, either pursuant to the Plan or by separate motion. The Confirmation Order shall constitute the
               Bankruptcy Court's approval of such assumptions and assignments pursuant to Section 365(a) of the Bankruptcy Code and findings by the Bankruptcy Court that the requirements of Section 365(b) of the Bankruptcy Code have been satisfied with respect to each assumed and assigned contract and lease, and that each such assumption and assignment is in the best interests of the Debtor and its Estate.

               (b) REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
               Pursuant to Section 365(a) of the Bankruptcy Code, the Plan
               constitutes a motion to reject, upon the occurrence of the
               Effective Date, each and every executory contract and unexpired lease (i) that is listed in the Plan Schedules as being rejected pursuant to the Plan. The Confirmation Order shall constitute the
               Bankruptcy Court's approval of such rejections pursuant to
               Section 365(a) of the Bankruptcy Code and findings by the
               Bankruptcy Court that the requirements of Section 365(a) of the
               Bankruptcy Code have been satisfied with respect to each rejected executory contract or lease, and that each such rejection is in the best interests of the Debtor and its Estate.

               (c) INDEMNIFICATION OBLIGATIONS. The obligations of the Debtor to indemnify, defend, advance litigation expenses, reimburse, or limit the liability of any Indemnitee by reason of such person's service as an employee, officer, or director of the Debtor or as may be otherwise provided in the Debtor's constituent documents, in a written agreement with the Debtor, or in applicable law, each as applicable, shall be treated as executory contracts that are being assumed and assigned to New WHX pursuant to the Plan and Section 365(a) of the Bankruptcy Code. Accordingly, such obligations (each an "Indemnified Obligation") shall be
               unimpaired by the Plan irrespective of whether such
               indemnification is owed with respect to an act or event occurring before or after the Petition Date.

               (d) CURE PAYMENTS. Any Claim for amounts owed pursuant to Section
               365(b)(1) of the Bankruptcy Code or as a consequence of the
               Debtor's assumption or assignment of an executory contract or lease (excluding claims arising from the assumptions of
               indemnification obligations pursuant to Section 2.8(c) herein)
               must be timely filed and served as provided in Section 2.2(a) of the Plan. Any Claim for amounts owed pursuant to Section
               365(b)(1) of the Bankruptcy Code as a consequence of the Debtor's assumption or assignment of an executory contract or lease
               (excluding claims arising from the assumptions of indemnification obligations pursuant to Section 2.8(c) herein) that is not filed and served within such time will be forever barred from assertion and shall not be enforceable against New WHX or its assets, nor against the Debtor, its Estate, or its Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims for amounts owed pursuant to Section 365(b)(1) of the Bankruptcy Code as a
               consequence of the Debtor's assumption or assignment of an executory contract or lease that are timely filed as provided herein shall be treated as Administrative Claims.

               (e) CLAIMS ARISING FROM REJECTION. A Claim arising from the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served on the Debtor (i) in the case of an order approving such rejection entered prior to the Confirmation Date, in accordance with the such order but in no case more than thirty (30) days after the Confirmation Date,
               (ii) in the case of an executory contract or unexpired lease that is rejected hereunder, no later than thirty (30) days after the
               Confirmation Date, or (iii) in the case of an order approving such rejection entered after the Confirmation Date, in accordance with such order. Any Claim arising from the rejection of an executory contract or unexpired lease for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtor, its Estate or its Assets. Unless otherwise ordered by the
               Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Other Unsecured Claims under the Plan.

                                  ARTICLE III

                            CONFIRMATION OF THE PLAN

SECTION 3.1    CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.

     It is a condition to confirmation of the Plan that the Clerk of the
Bankruptcy Court shall have entered the Confirmation Order which, among other things, shall

               (a) authorize and approve in all respects the Plan and all transactions contemplated thereby or in connection therewith, including but not limited to (i) the New Charter and New Bylaws,
               (ii) the issuance of the New WHX Common Stock, (iii) the
               assumption and assignment of all executory contracts and

               unexpired leases that the Debtor may seek to assume and assign under the Plan, and (iv) the rejection of all unexpired leases and executory contracts that the Debtor may seek to reject under the Plan; and

               (b) be in form and substance and contain findings and conclusions in support of confirmation of the Plan that are reasonably satisfactory to the Debtor.

SECTION 3.2    CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

     It is a condition to the occurrence of the Effective Date that the following shall have occurred on or before July 31, 2005:

               (a) the Confirmation Order shall have been (i) entered by the
               Bankruptcy Court, and (ii) become a Final Order;

               (b) all necessary and material consents, authorizations, and approvals, including, without limitation, consents and
               authorizations under each Plan Document, shall have been given or waived for the transfers and transactions described in the Plan, including, without limitation, the transfers of property and the payments described in the Plan, as applicable;

               (c) the Debtor shall have purchased directors and officers liability insurance for New WHX in form, substance and amount that is reasonably acceptable to the initial board of directors of New WHX.

               (d) the Debtor shall have executed and delivered all documents necessary to effectuate the issuance of the New WHX Common
               Shares.

SECTION 3.3    WAIVER OF CONDITIONS.

               (a)  The  Debtor  expressly  reserves  the  right  to  waive  the conditions to confirmation of the Plan described in Section 3.1.

               (b) The Debtor may waive the  conditions to the occurrence of the
               Effective Date described in Section 3.2.

SECTION 3.4    EFFECT OF FAILURE OF CONDITIONS

     In the event that one or more of the conditions specified in Section 3.2 hereof shall not have occurred or been waived pursuant to Section 3.3 on or before July 31, 2005, (a) the Confirmation Order shall be vacated; (b) no distributions under the Plan shall be made; (c) the Debtor and holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered; and (d) the Debtor's obligations with respect to Claims and
Equity Interests shall remain unchanged and nothing contained in this Plan shall constitute or be deemed a waiver or release of any Claims, Equity Interests or
Causes of Action, or to prejudice in any manner the rights of the Debtor or any other Entity in any further proceedings involving the Debtor.

                                   ARTICLE IV

              EFFECT OF CONFIRMATION AND EFFECTIVENESS OF THE PLAN

SECTION 4.1    DEBTOR'S AUTHORITY

     Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtor and its Assets and operations. On and after the
Effective Date, the Debtor and its Assets and operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except for those matters as to which the Bankruptcy Court specifically retains jurisdiction under the
Plan or the Confirmation Order; PROVIDED, HOWEVER, that the Cash and New WHX
Common Stock to be distributed pursuant to the Plan will remain subject to the jurisdiction and custody of the Bankruptcy Court until they are distributed or become unclaimed property as provided herein.

SECTION 4.2    VESTING OF ASSETS

     On the Effective Date, title to all Assets of the Debtor shall vest in New
WHX free and clear of all Liens, Causes of Action, Claims, encumbrances, Equity
Interests, and interests against, in, or on such Assets except as may be provided in Section 2.4(b)(ii) of the Plan.

                                       10

SECTION 4.3    DISCHARGE OF THE DEBTOR

     Except as may be provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all Causes of Action against the Debtor or its Estate that arose before the Effective Date to the extent permitted by Section 1141 of the
Bankruptcy Code, including but not limited to all Causes of Action of the kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under
Section 501 of the Bankruptcy Code; (ii) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order, except as provided herein or therein, shall be a judicial determination of discharge of all Causes of Action against the Debtor, such discharge shall void any judgment against the
Debtor at any time obtained to the extent it relates to a discharged Cause of
Action, and all Entities shall be precluded from asserting against the Debtor, or any of the Assets, any Cause of Action based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the
Effective Date, whether or not such holder filed a proof of claim. As provided in Section 524 of the Bankruptcy Code, entry of the Confirmation Order shall operate as an injunction against the prosecution of any action against the
Debtor or its property to the extent it relates to a discharged Cause of Action.

SECTION 4.4    INJUNCTION

     On the Effective Date, except as otherwise provided herein or in the
Confirmation Order, all Entities who have been, are, or may be holders of Claims against or Equity Interests in the Debtor shall be enjoined from taking any of the following actions against or affecting the Debtor, its Estate, or the Assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

               (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtor, its Estate, the Assets, any direct or
               indirect successor in interest to the Debtor (including New WHX), or any assets or property of a direct or indirect transferee or successor of the Debtor (including, without limitation, all suits, actions, and proceedings that are pending as of the
               Effective Date, which must be withdrawn or dismissed with
               prejudice).;

               (b) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against the Debtor, its
               Estate, the Assets, any direct or indirect successor in interest to the Debtor (including New WHX), or any assets or property of a direct or indirect transferee or successor of the Debtor;

               (c) except as contemplated by the Plan, creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any
               Lien against the Debtor, its Estate, the Assets, any direct or indirect successor in interest to the Debtor (including New WHX), or any assets or property of a direct or indirect transferee or successor of the Debtor;

               (d) except as provided herein, asserting any setoff, right of subrogation, or recoupment of any kind, directly or indirectly against any obligation due to the Debtor, its Estate, the Assets, any direct or indirect successor in interest to the Debtor
               (including New WHX), or any assets or property of a direct or indirect transferee or successor of the Debtor; and

               (e) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan or the settlements set forth herein to the extent such settlements have been approved by the Bankruptcy Court in connection with
               confirmation of the Plan.

SECTION 4.5    EXCULPATION

     From and after the Effective Date, neither the Debtor, its Affiliates, the
Committees, nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity), shall have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Debtor's restructuring, including the formulation, preparation, dissemination, implementation, confirmation or approval of the
Plan, the Plan Documents, the Disclosure Statement, or any contract, instrument, release or other agreement or document provided for, or contemplated in connection with, the consummation of the transactions set forth in the Plan;

                                       11

PROVIDED, HOWEVER, that the foregoing provisions shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

SECTION 4.6    CORPORATE EXISTENCE.

     On the Effective Date: (a) New WHX shall be incorporated and shall exist thereafter as a separate corporate entity, with all corporate powers in accordance with the laws of the State of its incorporation, the New Charter, and the New Bylaws, and (b) WHX shall cease to exist as the Debtor.

SECTION 4.7    GOVERNANCE.

               (a)  SELECTION OF DIRECTORS AND OFFICERS OF NEW WHX

     (i)                 On the Effective  Date,  the initial board of directors
     of New WHX shall be  composed of the same  individuals  that  composed  the
     Debtor's board of directors immediately preceding the Effective Date.

     (ii)                 After the  Effective  Date,  the  terms  and  manner of
     selection  of  directors  of New WHX shall be as provided in the New Bylaws and the New Charter.

               (b) Upon the occurrence of the Effective Date and subject to the provisions of the Plan, the management, control, and operation of
               New WHX shall become the general responsibility of its board of directors, as constituted herein and pursuant to the New Charter and the New Bylaws.

SECTION 4.8    THE NEW CHARTER; NEW BYLAWS.

     Upon the occurrence of the Effective Date, the New Charter and the New
Bylaws shall become effective.

SECTION 4.9    EMPLOYMENT, RETIREMENT AND OTHER RELATED AGREEMENTS AND BENEFITS

               (a) As of the Effective Date, New WHX will have authority to: (i)
               maintain, reinstate, amend, revise or terminate existing
               employment, retirement, welfare, incentive, severance,
               indemnification and other agreements with its active and retired directors, officers and employees, subject to the terms and conditions of any such agreement; and (ii) enter into new
               employment, retirement, welfare, incentive, severance,
               indemnification and other agreements for active and retired employees.

               (b) From and after the Effective Date, New WHX will be obligated to pay retiree benefits (as defined in section 1114(a) of the
               Bankruptcy Code), if any, in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

               (c) Upon the Effective Date, New WHX shall assume and continue the Pension Plan, satisfy the minimum funding standards pursuant to 26 U.S.C. ss. 412 and 29 U.S.C. ss. 1082 and administer the
               Pension Plan in accordance with its terms and the provisions of
               ERISA and the Internal Revenue Code. Nothing in the Plan shall be construed as discharging, releasing or relieving New WHX from any liability imposed under any law or regulatory provision with respect to the Pension Plan. Notwithstanding anything to the contrary contained herein, neither the PBGC nor the administrator of the Pension Plan shall be enjoined or otherwise precluded from enforcing such liability with respect to the Pension Plan.

SECTION 4.10   EFFECTUATING PLAN DOCUMENTS.

     On or before ten (10) Business Days prior to the deadline for parties to vote to accept or reject the Plan, the Debtor shall file with the Bankruptcy
Court substantially final forms of the agreements, instruments, and other documents that have been identified herein as Plan Documents, which agreements, instruments, and documents shall implement and be governed by the Plan. Entry of the Confirmation Order shall authorize the officers of the Debtor and New WHX to execute, enter into, and deliver all documents, instruments, and agreements, including, but not limited to, the Plan Documents, and to take all actions

                                       12

necessary or appropriate to implement the Plan. To the extent the terms of any of the Plan Documents conflict with the terms of the Plan, the Plan shall control.

SECTION 4.11   TRANSACTIONS ON THE EFFECTIVE DATE.

     On the Effective Date, unless otherwise provided by the Confirmation Order, the following shall occur, shall be deemed to have occurred simultaneously, and shall constitute substantial consummation of the Plan:

               (a) WHX shall cease to exist as the Debtor;

               (b) the New Charter and New Bylaws shall be authorized, approved and effective in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of the Debtor or New WHX; except that the New Charter shall be filed with the appropriate Secretary of State of the
               State on the Effective Date or as soon thereafter as practicable;

               (c) the Debtor's property deemed transferred to New WHX shall automatically vest in New WHX without further action on the part of the Debtor or any other Person;

               (d) the New WHX Common Stock shall be authorized for issuance as provided in the Plan; and

               (e) all payments, deliveries, and other distributions to be made pursuant to the Plan on or as soon as practicable after the
               Effective Date shall be made or duly provided for.

SECTION 4.12   DISSOLUTION OF THE COMMITTEES

     On the Effective Date, the Committees shall be dissolved and its members shall be released of all of their duties, responsibilities, and obligations in connection with the Chapter 11 Case.

SECTION 4.13   CANCELLATION OF INSTRUMENTS AND AGREEMENTS

     Upon the occurrence of the Effective Date, except as otherwise provided herein or in the Confirmation Order, all agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents (other than any insurance policy of the Debtor) evidencing, giving rise to, or governing any
Claim or Equity Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtor under such agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents shall be discharged; PROVIDED, HOWEVER, that the Senior Notes Indenture shall continue in effect solely for the purposes of (a) allowing the holders of the
Senior Notes Claims to receive their distributions hereunder, (b) allowing the
Indenture Trustee to make the distributions to be made on account of the Senior
Notes, and (c) permitting the Indenture Trustee to recover the Indenture Trustee
Fees in accordance with Section 2.2(e) of this Plan.

SECTION 4.14   TREATMENT OF AFFILIATE CLAIMS

     Except as otherwise expressly provided herein, all rights, claims, Causes of Action, obligations, and liabilities between and among the Debtor and its
Affiliates shall be reinstated and/or unimpaired on the Effective Date as if the
Chapter 11 Case had not been filed.

SECTION 4.15   RELEASE OF INDENTURE TRUSTEE

     As of the Effective Date, each holder of a Senior Notes Claim to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, shall be deemed to forever release, waive, and discharge all Causes of Action that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date in any way relating to the Indenture Trustee or its agents, attorneys, and advisors that such entity has, had or may have, against the Indenture Trustee or its agents, attorneys, and advisors. This release, waiver and discharge will be in addition to the discharge of claims and termination of interests provided herein and under the Confirmation Order and the Bankruptcy Code.

                                       13

SECTION 4.16   RELEASE BY DEBTOR

     As of the Effective Date, the Debtor shall be deemed to have waived and released its present and former directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity) who were directors, officers, employees, members, attorneys, consultants, advisors or agents, respectively, at any time during the Chapter 11 Case from any and all
Causes of Action of the Debtor, including without limitation, Causes of Action which the Debtor as the Debtor in possession otherwise has legal power to assert, compromise, or settle in connection with the Chapter 11 Case, arising on or prior to the Effective Date; PROVIDED, HOWEVER, that the foregoing provisions shall not operate as a waiver or release of (i) contractual obligations owed by such person to the Debtor or (ii) Causes of Action relating to such person's actions or omissions determined in a Final Order to have constituted gross negligence or willful misconduct.

     In addition, notwithstanding anything in the Plan, the Debtor's reorganization proceedings and the Plan shall not discharge, release, or relieve any person from any fiduciary liability under ERISA with respect to the WHX
Pension Plan. Notwithstanding anything to the contrary contained herein, neither the PBGC nor the administrator of the WHX Pension Plan shall be enjoined or otherwise precluded from enforcing such liability with respect to the WHX
Pension Plan.

                                   ARTICLE V

                     PROVISIONS GOVERNING DISTRIBUTIONS AND
                   FOR RESOLVING AND TREATING CONTESTED CLAIMS

SECTION 5.1    POWERS AND DUTIES OF THE DISBURSING AGENT.

     Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make distributions on account of Allowed
Claims and Allowed Preferred Equity Interests; (b) make distributions contemplated by the Plan; (c) comply with the Plan and the Disbursing Agent's obligations thereunder; (d) employ, retain, or replace professionals to represent it with respect to its responsibilities; (e) object to Claims and
Equity Interests as specified herein, and prosecute such objections; (f) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims and Allowed Preferred Equity Interests
(such reports to be made available upon request to the holders of any Contested
Claim or Preferred Equity Interest); and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to an order of the Bankruptcy Court or the Plan.

SECTION 5.2    DISBURSING AGENT.

     The Disbursing Agent shall make or direct all distributions required under this Plan.

SECTION 5.3    MEANS OF CASH PAYMENT.

     Subject to the provisions of the Plan, Cash payments made pursuant to the
Plan shall be by check drawn on a domestic bank, or by wire transfer from a domestic bank, except that payments made to foreign creditors holding Allowed
Claims, to foreign governmental units holding Allowed Priority Tax Claims or to foreign holders of Allowed Preferred Equity Interests shall be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction.

SECTION 5.4    DELIVERY OF DISTRIBUTIONS.

     Subject to Bankruptcy Rule 9010, distributions and deliveries to holders of
Allowed Claims and Allowed Preferred Equity Interests shall be made at the address of each such holder (a) as set forth on the proof of Claim or proof of
Equity Interest filed by such holder, or (b) at the last known address of such holder if the Disbursing Agent has been notified of a change of address, except as otherwise provided herein. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent receives notification of such holder's then-current address, at which time any missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions shall be returned to the Disbursing Agent until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Distribution Date. After such date, all unclaimed property shall revert to New WHX.

                                       14

SECTION 5.5    FRACTIONAL SHARES

     No fractional shares of New WHX Common Stock shall be distributed under the
Plan. When any distribution pursuant to the Plan would otherwise result in the issuance of a number of shares of New WHX Common Stock that is not a whole number, the actual distribution of shares of New WHX Common Stock shall be rounded as follows: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number; and (b) fractions of less than one-half (1/2)
shall be rounded to the next lower whole number with no further payment or other distribution therefor. However, no distribution pursuant to the Plan an account of an Allowed Claim or Allowed Preferred Equity Interest will be less than one
(1) share of New WHX Common Stock. The total amount of authorized shares of New
WHX Common Stock to be distributed to holders of Allowed Claims and Allowed
Preferred Equity Interests shall be adjusted as necessary to account for the rounding provided in this Section 5.5.

SECTION 5.6    SURRENDER OF NOTES, INSTRUMENTS, AND SECURITIES.

     Subject to the provisions of the Plan and the Confirmation Order, as a condition to receiving distributions provided for by the Plan, each holder of a promissory note or other instrument evidencing a Claim (other than the holder of a Senior Notes Claim) shall surrender such promissory note or instrument to the
Disbursing Agent within sixty (60) days of the Effective Date. All promissory notes and other instruments surrendered pursuant to the preceding sentence shall be marked "Compromised and Settled Only as Provided in the Plan." Except as set
forth above or unless waived by the Disbursing Agent, any Person seeking the benefits of being a holder of an Allowed Claim evidenced by a promissory note or other instrument (other than the holder of a Senior Notes Claim), that fails to surrender such promissory note or other instrument must (a) establish the unavailability of such promissory note or other instrument to the reasonable satisfaction of the Disbursing Agent, and (b) provide an indemnity bond in form and amount acceptable to the Disbursing Agent holding harmless the Debtor and the Disbursing Agent from any damages, liabilities, or costs incurred a result of treating such Person as a holder of an Allowed Claim. Thereafter, such Person shall be treated as the holder of an Allowed Claim for all purposes under the
Plan. Notwithstanding the foregoing, any holder of a promissory note, share certificate, or other instrument evidencing a Claim (other than a holder of a
Senior Notes Claim) that fails within one year of the Effective Date to surrender to the Debtor such note or other instrument or, alternatively, fails to satisfy the requirements of the second sentence of this paragraph shall be deemed to have forfeited all rights and Claims against the Debtor and shall not be entitled to receive any distribution under the Plan.

SECTION 5.7    EXPENSES  INCURRED ON OR AFTER THE  EFFECTIVE  DATE AND CLAIMS OF
               THE DISBURSING AGENT.

     The amount of any expenses incurred by the Disbursing Agent on or after the
Effective Date and any compensation and expenses (including any post-confirmation fees, costs, or expenses) to be paid to or by the Disbursing
Agent shall be borne by New WHX. Reasonable professional fees and expenses incurred by the Disbursing Agent after the Effective Date in connection with the effectuation of the Plan shall be paid by each in the ordinary course of business.

SECTION 5.8    TIME BAR TO CASH PAYMENTS.

     Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim to whom such check originally was issued. Any claim with respect to such a voided check shall be made on or before the later of (a) the first anniversary of the Distribution
Date or (b) one hundred eighty (180) days after the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

SECTION 5.9    EXCULPATION OF THE DISBURSING AGENT.

     Subject to the provisions of this Section, the Disbursing Agent, in its capacity as such, together with its officers, directors, employees, agents, and representatives (acting in that capacity), is hereby exculpated by all holders of Claims, holders of Equity Interests, and parties in interest, from any and all Causes of Action including other assertions of liability (such as breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon the Disbursing Agent, as the case may be, by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except for Causes of Action solely arising out of the Disbursing
Agent's gross negligence or willful misconduct. No holder of a Claim or an
Equity Interest, or representative thereof, shall have or pursue any Cause of
Action (a) against the Disbursing Agent, in its capacity as such, or its officers, directors, employees, agents, and representatives (acting in that capacity) for making payments in accordance with the Plan, or for liquidating assets to make payments under the Plan, or (b) against any holder of a Claim or an Equity Interest for receiving or retaining payments or transfers of assets as

                                       15

provided for by the Plan. Nothing contained in this Section shall preclude or impair any holder of an Allowed Claim or an Allowed Preferred Equity Interest
from bringing an action in the Bankruptcy Court to compel the making of distributions contemplated by the Plan on account of such Claim or Preferred
Equity Interest against the Debtor or New WHX.

SECTION 5.10   NO DISTRIBUTIONS PENDING ALLOWANCE.

     Notwithstanding any other provision of the Plan, no payment or distribution shall be made with respect to any Claim or Preferred Equity Interest unless and until it becomes an Allowed Claim or Allowed Preferred Equity Interest. Any
distributions and deliveries to be made under the Plan on account of an Allowed
Claim or Allowed Preferred Equity Interest shall be made on the Distribution
Date with respect to such Allowed Claim or Allowed Preferred Equity Interest, as otherwise provided for herein, or as may be ordered by the Bankruptcy Court and shall be made in accordance with the provision of the Plan governing the class of Claims or Equity Interests to which such Allowed Claim or Allowed Preferred
Equity Interest belongs.

SECTION 5.11   OBJECTION DEADLINE.

     As soon as practicable, but in no event later than sixty (60) days after the Effective Date (subject to being extended by the Bankruptcy Court upon motion of the Debtor with notice and a hearing), objections to Claims or
Preferred Equity Interests shall be filed with the Bankruptcy Court and served upon the holder of each of the Claims or Preferred Equity Interests to which objections are made; PROVIDED, HOWEVER, that no objection may be filed with respect to any Claim or Preferred Equity Interest that is Allowed on or before the Effective Date.

SECTION 5.12   PROSECUTION OF OBJECTIONS.

     Upon occurrence of the Effective Date, only the Disbursing Agent shall have authority to file, litigate, settle, or withdraw objections to Claims and
Preferred Equity Interests.

SECTION 5.13   ESTIMATION OF CLAIMS.

     The Disbursing Agent may, at any time and from time to time, request that the Bankruptcy Court estimate any Contested Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent, or a Committee
(as applicable) previously objected to such Claim, or whether the Bankruptcy
Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any
Contested Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the
Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Disbursing Agent, or a Committee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

SECTION 5.14   INDENTURE TRUSTEE AS CLAIM HOLDER.

     Consistent with Bankruptcy Rule 3003(c), the Debtor shall recognize proofs of claim filed by the Indenture Trustee with respect to the Senior Notes Claims.
Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Claim, may be disallowed as duplicative of the Claim of the
Indenture Trustee, without need for any further action or Bankruptcy Court order.

SECTION 5.15   DISTRIBUTIONS TO CLAIM HOLDERS.

     All distributions to holders of Claims will be deemed to apply first to the principal amount of such Claims until such principal amount is paid in full, and then the remaining portion of such distribution, if any, will be deemed to apply to any pre-petition accrued interest included in such Claims.

                                       16

                                   ARTICLE VI

                            RETENTION OF JURISDICTION

SECTION 6.1    SCOPE OF JURISDICTION.

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the
Chapter 11 Case after the Effective Date so long as is legally permissible, including, but not limited to, jurisdiction to:

               (a) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured, unsecured or subordinated status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

               (b) grant or deny any applications for allowance and payment of any Fee Claim for periods ending on or before the Effective Date;

               (c) resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the
               Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

               (d) ensure that distributions to holders of Allowed Claims and
               Allowed Preferred Equity Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion or other pleading filed pursuant to the Plan;

               (e) decide or resolve any motions, adversary proceedings,
               contested or litigated matters, and any other matters, and grant or deny any applications involving the Debtor or the Disbursing
               Agent that may be pending on or commenced after the Effective
               Date;

               (f) enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other
               agreements or documents created in connection with the Plan or the Disclosure Statement, or to correct any defect, cure any omission, or reconcile any inconsistency therein;

               (g) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any Person's obligations incurred in connection therewith, or any other agreements governing,
               instruments evidencing, or documents relating to the Plan, including the interpretation or enforcement of any rights, remedies, or obligations under the Plan;

               (h) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided herein;

               (i) enter and implement such orders as are necessary or
               appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

               (j) determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation
               Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the
               Disclosure Statement; and

               (k) enter a final decree as contemplated by Bankruptcy Rule 3022.

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                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

SECTION 7.1    PAYMENT OF STATUTORY FEES.

     All fees payable pursuant to Section 1930 of title 28 of the United States
Code that come due prior to the Effective Date, as determined by the Bankruptcy
Court at the Confirmation Hearing, shall be paid by the Debtor on or before the
Effective Date. After the Effective Date, and until the Chapter 11 Case is closed, converted, or dismissed, the Disbursing Agent shall pay fees pursuant to
Section 1930 of title 28 of the United States Code as they become due.

SECTION 7.2    NO INTEREST OR ATTORNEYS' FEES.

     Subject to the provisions of the Plan, or as allowed by the Bankruptcy
Court, (a) no interest, penalty, or late charge arising after the Petition Date shall be allowed on, or in connection with, any Claim and (b) no award or reimbursement of attorneys fees or related expenses or disbursements shall be allowed on, or in connection with, any Claim or Equity Interest.

SECTION 7.3    MODIFICATIONS TO THE PLAN.

     (a) The Debtor reserves the right to amend or modify the Plan at any time prior to the entry of the Confirmation Order in accordance with the Bankruptcy
Code and Bankruptcy Rules. The Debtor reserves the right to include any amended exhibits in the Plan Documents, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit.

     (b) After the entry of the Confirmation Order, the Debtor may amend or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, in accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules.

     (c) A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity
Interest of such holder.

SECTION 7.4    REVOCATION OF PLAN.

     The Debtor reserves the right in the good faith exercise of its fiduciary duties to revoke and withdraw the Plan prior to the occurrence of the Effective
Date in accordance with Section 1127 of the Bankruptcy Code. If the Debtor revokes or withdraws the Plan, or if the Effective Date does not occur, then the
Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any
Person in any proceedings involving the Debtor.

SECTION 7.5    EXEMPTION FROM TRANSFER TAXES.

     Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, those contemplated by any agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate, transfer, mortgage recording, sales, use, or other similar tax.

SECTION 7.6    SETOFF RIGHTS.

     Subject to the provisions of Section 553 of the Bankruptcy Code, in the event that the Debtor has a Cause of Action of any nature whatsoever against the holder of a Claim or Equity Interest, the Debtor may, but is not required to, setoff against the Claim or Equity Interest (and any payments or other distributions to be made in respect of such Claim or Equity Interest hereunder)
the Debtor's Cause of Action against the holder. Neither the failure to set off nor the allowance of any Claim or Equity Interest under the Plan shall constitute a waiver or release by the Debtor of any Cause of Action that the
Debtor has against the holder of a Claim or Equity Interest.

                                       18

SECTION 7.7    COMPLIANCE WITH TAX REQUIREMENTS.

     In connection with the Plan, the Debtor and the Disbursing Agent shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements.

SECTION 7.8    COMPLIANCE WITH ALL APPLICABLE LAWS.

     If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, the Debtor shall take whatever action as may be required to comply with such law, rule, regulation, or order; PROVIDED, HOWEVER, that nothing contained herein shall require such compliance if the legality or applicability of any such requirement is being contested in good faith and, if appropriate, an adequate reserve for such requirement has been set aside.

SECTION 7.9    BINDING EFFECT.

     The Plan shall be binding upon and inure to the benefit of the Debtor, the
WHX Entities, the holders of all Claims and Equity Interests, and their respective successors and assigns.

SECTION 7.10   NOTICES.

     Whenever service is required in the Plan, such service shall be made so as to be received by 5:00 p.m. Eastern Time on or before the date required.

SECTION 7.11   GOVERNING LAW.

     Unless a rule of law or procedure is supplied by federal law (including the
Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Chapter
11 Case, including the Plan Documents, except as may otherwise be provided in such agreements, documents, instruments, and Plan Documents.

SECTION 7.12   SEVERABILITY.

     If the Bankruptcy Court determines that any provision of the Plan would be unenforceable or would prevent the Plan from being confirmed, either on its face or as applied to any Claim or Equity Interest or transaction, the Debtor may modify the Plan so that such provision shall not be applicable to the holder of any Claim or Equity Interest or in such manner as will allow the Plan to be confirmed. Such a determination by the Bankruptcy Court and modification by the
Debtor shall not (a) limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) require the resolicitation of any acceptance or rejection of the Plan.

SECTION 7.13   SECTION 1125(E) OF THE BANKRUPTCY CODE.

     As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code. As of the Confirmation Date, the Debtor and
each of its affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New WHX
Common Stock hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or the offer and issuance of New WHX Common Stock hereunder.

                                                    WHX CORPORATION

                                                    /s/ Neale X. Trangucci
                                                    ---------------------------
                                                    By: Neale X. Trangucci
                                                    Its: Chief Executive Officer

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